Exhibit 10.8


                               AMENDMENT NO. 2 TO
                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION
           EMPLOYMENT AGREEMENT WITH GEORGE N. FARIS DATED MAY 1, 1989

     Amendment dated as of the ____ day of November 1999, between AMERICAN INTERNATIONAL PETROLEUM CORPORATION, a Nevada corporation with executive offices located at 444 Madison Avenue, New York, NY 10022 (the "Company"), and GEORGE N. FARIS, residing at 33 Twin Lakes Lane, Riverside, Connecticut 06878 (the "Employee").

                               W I T N E S S E T H

     WHEREAS, the Employee is currently the Chief Executive Officer and Chairman of the Board of Directors of the Company and has served the Company pursuant to an Employment Agreement dated May 1, 1989, as amended by Amendment No. 1 dated October 13, 1995 (collectively the "Agreement"); and

     WHEREAS, the Company desires to retain the Employee, and the Employee is willing to continue to serve, as Chairman of the Board of the Company, on the terms and subject to the conditions, set forth below:

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Company and the Employee do hereby agree to amend the Agreement (hereinafter referred to as the "New Amendment") as follows:

     1. Section 1 of the Agreement is amended and restated in its entirety as at the date set forth above to read as follows:

          "1. Employment. The Company shall employ the Employee, and the Employee shall serve, as Chairman of the Board of Directors of the Company. In addition, the Company shall use its best efforts to cause the Board of Directors (the "Board") to nominate the Employee as a Director until December 31, 2004.

     2. Section 2 of the Agreement is amended so as to extend the term of the Agreement through December 31, 2002 (the "Initial Term"). Any further extension thereof shall be in writing signed by the parties. Notwithstanding the above and in no manner limiting any of the rights and privileges of Employee hereunder, if the Initial Term is not extended beyond December 31, 2002, the Company agrees to retain the Employee as a consultant for a period of two calendar years ending December 31, 2004 (the "Consulting Term"), provided the Employee is then willing to serve as a consultant. During the Consulting Term, the Company shall pay the Employee fifty percent (50%) of his annual base salary as at December 31, 2002, together with the benefits set forth in Section 3(c) of the Agreement. Employee agrees to devote up to 50% of the time he devotes to the business and affairs of the Company under the terms of this New Amendment during the Consulting Term.

     3.  Section  3(a)  of  the   Agreement  is  amended  to  reduce  the  fixed
compensation of the Employee from $350,000 to $250,000 per year effective January 1, 2000.

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

     4. Section 3(b) of the Agreement is amended and restated in its entirety as at the date set forth above to read as follows:

          "(b) Incentive Compensation. Employee shall be eligible to receive an annual performance bonus up to a maximum of fifty percent (50%) of Employee's then annual base salary. The performance criteria, the measurement of performance, the mode of payment of any such performance bonus (cash or otherwise) and the amount of such performance bonus shall be as determined at the sole and absolute discretion of the Company's Board of Directors. Employee shall be eligible to receive other bonuses, if any, approved by the Board in accordance with the standard policies of Company for compensation of senior executives or as the Parties may agree upon from time to time."

     5. Section 3(c)(iv) of the Agreement is amended and restated as at the date set forth above to read as follows:

          "3(c)(iv) Club Memberships. The Company will reimburse Employee for the cost of membership in two New York City Clubs. The parties acknowledge that such clubs are currently the Metropolitan and the University Clubs."

     6. Section 3(v) of the Agreement is amended and restated as at the date set forth above to read as follows:

          "3(v). Medical Benefits. The Company shall provide Employee (and if Employee shall predecease his spouse, his spouse) during the Initial Term, and thereafter, unless Employee's employment is terminated by the Company for cause or by Employee voluntarily prior to the end of the Initial Term, with such medical and health insurance benefits as the Company normally accords its executive officers. Such insurance shall cover the Employee and his dependents (wife). To the extent Employee and his spouse cannot be directly covered by the Company's insurance, the Company shall pay Employee an equivalent amount in cash for the period he is not so covered."

     7. Section 4 of the Agreement is amended and restated in its entirety as at the date set forth above to read as follows:

          "4. Duties; Time and Effort

               (a) During the term of his employment hereunder, Employee shall serve as Chairman of the Board. In that capacity, he shall preside at meetings of the Board of Directors and have primary responsibility for coordinating activities of the Board, as well as supervising investor relations, corporate communications, regulatory compliance and other legal matters and will report directly to the Board for such activities.

               (b) Employee shall devote only such time as he deems necessary to perform the services described in Section 4(a). The Employee may engage in other employment or activities during the term of this New Amendment that do not conflict with the terms of Section (8) herein below.

               (c) The Employee's principal place of employment during the term of this New Amendment will be at the Company's offices in New York, New York."

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

     8. Section 5(a) of the Agreement is amended by adding at the end thereof, the following language:

          "Notwithstanding anything contained in this Section 5(a) to the contrary, in the event Employee remains employed by the Company through the end of the Initial Term, the restrictions set forth in this Section 5(a) shall lapse and in its place for a period of 12 months after the termination of his employment hereunder, Employee agrees not to directly, or indirectly, (i) own any interest in (except for the permitted maximum ownership interest permitted in Section 5(a) of the Agreement prior to the execution of this New Amendment) any company or entity engaged in oil and gas exploration or development activities within the same geological basin as the Company has been so engaged within the preceding 12 month period, or
     (ii) participate or engage in, assist, render any services (including, without limitation, acting as an employee, consultant, advisor, agent, independent contractor, officer or director) on behalf of any such company or entity with respect to such oil and gas exploration or development activities, unless approved by the Board."

     9. Section 8(d) of the Agreement is amended and restated in its entirety as at the date set forth above by adding a new subparagraph (d) to read as follows:

          "(d) If Employee's employment is not renewed at the end of the Initial Term or the Employee does not elect to serve as a consultant as contemplated by Paragraph 2 of this New Amendment, or if the Employee voluntarily terminates his employment or consulting services at any time during the Initial Term or the Consulting Term, the Company shall be obligated to pay the Employee, and the Employee shall be entitled to receive from the Company, a severance payment in an amount equal to one month's salary for each full year of employment beginning January 1, 1995. The Employee's monthly base salary at December 31, 1999 shall be used in calculating the amount of the severance payment payable hereunder. The severance payment shall be due and payable within 30 days after written notice from the Employee.

          Anything to the contrary in the foregoing notwithstanding, except as provided in Paragraph 10 of this New Amendment, if at any time prior to December 31, 2004, the Board of Directors fails to nominate the Employee as a Director, the Company shall be obligated to pay the Employee, and the Employee shall be entitled to receive from the Company, in addition to any severance payment to which he may be entitled under this section, all compensation to which he is entitled under the terms of the Agreement and this New Amendment through and including December 31, 2004 whether or not the Employee serves as a consultant to the Company as contemplated by Paragraph 2 of this New Amendment. Fifty percent of these amounts shall be due and payable to the Employee within 30 days after the date upon which the Board nominates directors for election with the balance due within 90 days of such date.

     10. Section 9 of the Agreement shall be amended and reinstated, as at the date set forth above to read as follows:



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

          "9. Change in Control. If, within three (3) months following the occurrence of a Change in Control, Employee elects to terminate his employment with the Company and/or is no longer Chairman of the Board of the Company or its successor, then, in lieu of any severance payments hereunder, the Company shall (1) pay the Employee, within 10 days after Employee's election, a lump sum cash payment in an amount equal to the Change in Control Payment and (2) provide Employee with Change in Control Benefits. If Employee's employment is terminated prior to the date the Employee elects to terminate but it is reasonably demonstrated that such termination (a) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (b) otherwise arose in connection with or in anticipation of a Change in Control, then, for all purposes of this paragraph, such termination shall be considered to have occurred immediately following the Change in Control and Employee's election to so terminate. As used herein, the following terms shall mean:

          A "Change in Control" shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted in whole or in part into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger own immediately after the merger a majority of the voting stock of the surviving corporation, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease to constitute at least a majority thereof as a result of the election of individuals who were not the nominees of the Board of Directors or (v) any other event shall occur that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided, however, that the term "Change in Control" shall not include (x) any of the foregoing events if approved by Employee or a majority of the Board (for this purpose, consisting only of (1) the individuals serving on the date of this Amendment, excluding individuals who resign or do not stand for re-election after the Effective Date, or (2) individuals as to whom Employee has signified his acceptance in writing, or (y) any bona fide financing transaction approved by the Board.

          "Change in Control  Benefits" shall mean continued  coverage under the


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

          Company's medical, dental, and group life insurance plans for Employee and those of Employee's dependents (including Employee's spouse) who were covered under such plans on the day prior to Employee's termination of employment with the Company for one year from the date of such termination at no cost to Employee and Employee's dependents (provided, however, that in the event that continued participation in any such Company plan is for whatever reason impossible, Company shall arrange upon comparable terms benefits substantially equivalent to those that were provided under such Company plan).

          "Change in Control Payment" shall mean an amount equal to 2.99 times the greater of (i) $350,000 or (ii) Employee's annual base salary as in effect on the date of termination.

     All other terms of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this New Amendment to be executed by a duly authorized officer and the Employee has signed this New Amendment as of the day and year written below his signature hereto.


                                               AMERICAN INTERNATIONAL
                                               PETROLEUM CORPORATION

                                               By: _____________________________
                                                   Daniel Kim
                                                   Chairman of the Compensation
                                                   Committee and on behalf of
                                                   The Board of Directors


                                               EMPLOYEE:

                                               _________________________________
                                                        George N. Faris

                                               Date: ___________________________





Last printed 11/18/99 12:55 PM

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